nVIEW CORPORATION
                               860 Omni Boulevard
                          Newport News, Virginia 23606


                                  June 16, 1998



Dear Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of nVIEW Corporation, which will be held at the offices of nVIEW Corporation, 860 Omni Boulevard, Newport News, Virginia 23606, on Thursday, July 16, 1998, at 11:00 a.m., local time.

         Enclosed are a Notice of the Annual Meeting, a Proxy Card, and a Proxy Statement containing information about the matters to be acted upon at the meeting. Directors and officers of the Company, as well as a representative of KPMG Peat Marwick LLP, will be present at the Annual Meeting to respond to any questions our shareholders may have.

         It is important that your shares be represented at the meeting. Accordingly, we urge you to sign and date the enclosed Proxy Card and promptly return it to us in the enclosed, self-addressed, postage paid envelope, even if you are planning to attend the meeting. If you attend the meeting, you may vote in person even if you have previously returned your Proxy Card.

         We look forward to the 1998 Annual Meeting of Shareholders and we hope you will attend the meeting or be represented by Proxy.

                                                        Sincerely,



                                                        Angelo Guastaferro
                                                        Chairman of the Board
                                nVIEW CORPORATION
                               860 Omni Boulevard
                          Newport News, Virginia 23606

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  July 16, 1998

To the Shareholders:

         NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of nVIEW Corporation (the "Company") will be held on Thursday, July 16, 1998, at the offices of nVIEW Corporation, 860 Omni Boulevard, Newport News, Virginia 23606, at 11:00 a.m., local time. The following matters will be brought before the shareholders for consideration at the Annual Meeting:

         1. The election of seven (7) directors to hold office during the ensuing year, and until their successors are elected and have been properly qualified.

         2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the ensuing year.

         3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has established the close of business on June 1, 1998, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors
                                             of nVIEW Corporation


                                             LU ANN KLEVECZ
                                             Secretary

June 16, 1998
Newport News, Virginia

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

                                 PROXY STATEMENT

         The enclosed Proxy is solicited on behalf of the Board of Directors of nVIEW Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, July 16, 1998, at the offices of nVIEW Corporation, 860 Omni Boulevard, Newport News, Virginia 23606, at 11:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Meeting.

         Only  shareholders  of record at the close of  business on June 1, 1998
(the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. It is the intention of the persons named in the Proxy to vote as instructed by shareholders, or if no instructions are given, to vote (1) for the election of the seven (7) nominees to serve as directors listed in the Proxy Statement and (2) for the ratification of the appointment of KPMG Peat Marwick as independent auditors for 1998. This Proxy Statement and the enclosed Proxy are being mailed on or about June 16, 1998.

Revocability of Proxy

         Execution of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A shareholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy may be revoked at any time prior to the Annual Meeting by written notice to the Secretary of the Company. If a shareholder's Proxy is properly signed, received by the Company and not revoked, the shares to which it pertains will be voted at the Annual Meeting in accordance with the shareholder's instructions. If a shareholder does not return a signed Proxy, his or her shares cannot be voted by proxy.

Persons Making the Solicitation

         The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit Proxies personally, by telephone or telegram, for which no additional compensation will be paid. The Company has engaged the firm of Georgeson & Company, Inc. to assist the Company in the solicitation of proxies. The Company has agreed to pay Georgeson & Company, Inc. a fee of $6,000 plus expenses for its services.

Voting Shares and Vote Required

         On the Record Date, the Company had 6,225,166 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting.

         The presence at the Annual Meeting, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum. In the event there are not sufficient votes for a quorum at the time of the Annual Meeting, the meeting may be adjourned to permit further solicitation of proxies. If a quorum is present, in the election of directors, nominees are elected by a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of independent auditors requires the affirmative vote of a majority of the votes cast on such matter.

         Regarding the election of directors, votes may be cast in favor or may be withheld as to all or any of the nominees. Votes that are withheld will be counted for purposes of determining the presence or absence of a quorum, but will have no other effect. With respect to the ratification of the appointment of auditors, votes may be cast for or against or abstentions may be specified. Abstentions will be counted as present for purposes of the presence or absence of a quorum, but will not be counted in determining votes cast. Broker non-votes will have no effect on the election of directors, or the ratification of the appointment of auditors.

         Unless specified otherwise, the Proxy will be voted (i) FOR the election of the seven (7) nominees to serve as directors of the Company until the next Annual Meeting or until their successors are duly elected and qualified and (ii) FOR the ratification of the appointment of auditors. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth, as of June 1, 1998, beneficial ownership of shares of Common Stock of the Company by (i) each of the Company's directors and named executive officers who own Common Stock; (ii) all directors and executive officers as a group; and (iii) each person (or group of affiliated persons) who owns beneficially more than 5% of the Common Stock. All directors and executive officers of the Company receive mail at the Company's corporate executive offices at 860 Omni Boulevard, Newport News, Virginia 23606.

                                                                Total Number                  Percent
  Name of Individual or                                     Shares Beneficially              of Common
Number of Persons in Group                                        Owned                     Stock Owned
--------------------------                                  -------------------             -----------
Stephen C. Adams (1)(2)                                              21,994                      *
Edgar M. Cortright (2)(3)                                            52,356                      *
Angelo Guastaferro (4)                                               70,522                     1.13
Grant T. Hollett, Jr. (2)                                             8,000                      *
Joseph G. Morone (2)                                                  8,000                      *
Jerry W. Stubblefield (5)                                            46,200                      *
Barry D. Todd (6)                                                 1,250,000                    19.98
James H. Vogeley (7)                                                866,850                    13.92
Woodstock Overseas Inc. (6)(8)                                    1,250,000                    19.98
Directors and named executive officers as a
group (8 persons)                                                 2,323,922                    37.33

------------------
*Less than 1% beneficial ownership.

(1) Includes 2,118 shares owned by Mr. Adams' wife, Nancy B. Adams. Mr. Adams disclaims beneficial ownership of these shares.

(2) Includes currently exercisable options to purchase 8,000 shares granted under the Director Plan.

(3) Includes 27,356 shares owned by a revocable trust for the benefit of Mr. Cortright. Also includes 17,000 shares owned by a revocable trust for the benefit of Mr. Cortright's wife, for which Mr. Cortright disclaims beneficial ownership.

(4) Includes 43,000 shares that may be purchased pursuant to incentive stock options granted by the Company.

(5) Includes 46,000 shares that may be purchased pursuant to incentive stock options granted by the Company.

(6) Represents all of the shares of Woodstock Overseas Inc., a wholly owned subsidiary of Snell & Wilcox Limited. Mr. Todd is a director and Vice President of Woodstock Overseas Inc.

(7) Includes 94,850 shares owned by the Estate of Arthur W. Vogeley, for which James H. Vogeley is co-executor. Does not include 168,448 shares owned by Mr. Vogeley's mother, Julia B. Vogeley, of which Mr. Vogeley disclaims beneficial ownership.

(8) Woodstock Overseas, Inc.'s principal business address is 50 Shirley Street, P.O. Box CB 13937, The Bahamas.


                        PROPOSAL 1. ELECTION OF DIRECTORS

Nominees for Election

         Seven (7) persons have been nominated by the Board of Directors to serve as Directors until the 1999 Annual Meeting of Shareholders, or until their successors have been elected and duly qualified.

         Unless otherwise directed by a shareholder on his Proxy, the persons named in the Proxy will vote for the election of the nominees listed below. It is not anticipated that any of the nominees will be unable to serve on the Board of Directors, but if for any reason any nominee should not be able to serve, the persons named in the Proxy will vote for a new nominee to be selected by the Board of Directors. The Board of Directors has no separate nominating committee.

         The following table sets forth the name, age and the date first elected to the Board of Directors of each nominee:

        Name                         Age         Director Since
        ----                         ---         --------------
Stephen C. Adams(A)(B)                47                1987
Edgar M. Cortright(A)(B)              74                1987
Angelo Guastaferro                    66                1994
Grant T. Hollett, Jr.                 55                1996
Joseph G. Morone(B)                   45                1996
Barry D. Todd                         42                1998
James H. Vogeley                      40                1987

(A) Member of Audit Committee, which oversees the Company's internal audit and control policies and represents the Board in dealing with the Company's independent auditors. The Audit Committee held one meeting in 1997.

(B) Member of Compensation Committee, which recommends to the Board of Directors the salaries for the Company's officers, the compensation to be paid the Company's directors and determines the persons to whom stock options are granted, the number of shares subject to options, and the appropriate vesting schedule. The Compensation Committee held two meetings in 1997.

         The Company's Bylaws establish a range for the number of directors from three to seven and authorize the Board to set the exact number of directors within the range. There are currently seven directors, each having a one-year term that expires at the Annual Meeting.

Background and Experience of Directors

         Mr. Adams has been Vice President of the POMOCO Group, Inc., a holding company for automobile, real estate, insurance and development concerns, since 1986. Prior to that, he was a partner in the public accounting firm of Hart, Adams and Toney. He is a member of the Peninsula Advisory Board of NationsBank of Virginia, N.A. Mr. Adams is a Certified Public Accountant and received bachelor's and master's degrees in Accounting from the University of Virginia.

         Mr. Cortright retired in 1983 as President of Lockheed California Company. He is a past Director of the Langley Research Center of the National Aeronautics and Space Administration ("NASA"). From 1990 to 1998, Mr. Cortright served as a consulting engineer to Cypress Creek Inc., a land development concern. Mr. Cortright received his bachelor's and master's degrees in Aeronautics from Rensselaer Polytechnic Institute ("RPI") and has received honorary Ph.D. degrees from RPI and George Washington University.

         Mr. Guastaferro is retiring as an employee of the Company effective June 30, 1998. He joined the staff of the Company in January 1996. From 1985 until 1995, he was Vice President - NASA and Federal Systems of Lockheed Missiles & Space Company, Inc. ("Lockheed"). Before joining Lockheed, Mr. Guastaferro had a career with NASA and the United States Air Force. From 1981 through 1985, he was the NASA Ames Research Center Deputy Director and from 1963 through 1981, he was involved in a number of space projects at Langley Research Center. Mr. Guastaferro received his bachelor's degree from New Jersey Institute of Technology, an MBA from Florida State University, and an AMP from Harvard University.

         Mr. Hollett is Vice President and General Manager of Vickers Electronic Systems, an electronics manufacturing firm, a position he has held since 1996. From 1990 until 1996, Mr. Hollett was President of Cherry Electrical Products, a major supplier of electronic components to the automotive industry. Mr. Hollett has extensive experience in administration and quality control management with Energy and Pollution Controls, Inc. and Procter and Gamble Company. A graduate of the United States Navy's nuclear power program, he currently holds the rank of Rear Admiral in the U.S. Naval Reserve. Mr. Hollett is a graduate of Duke University with a bachelor's degree in Mechanical Engineering.

         Dr. Morone has been President of Bentley College since August 1997. Dr. Morone was Dean of the Lally School of Management and Technology at RPI from July 1993 to June 1997, having previously served RPI as the Andersen Consulting Professor of Management and Director of the School's Center for Science and Technology Policy. Prior to joining RPI, Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy. Dr. Morone also serves on the Board of Directors of Albany International and Transworld Entertainment, the securities of which are publicly traded and the Board of Directors of New England Medical Center. Dr. Morone received his bachelor's degree from Hamilton College and his doctorate degree from Yale University.

         Mr. Todd has been a Commercial Director of Snell & Wilcox Limited since April 1997. Snell & Wilcox Limited is an electronics group specializing in the invention, design and manufacture of high-quality, multi-standard, digital image processing products, primarily for the broadcast television, video, satellite, cable, film and image communications industries. Prior to joining Snell & Wilcox Limited, Mr. Todd served as a Regional Director of National Westminister Bank, P.L.C., from 1980 until April 1997. Mr. Todd also serves as a Director and Vice President of Woodstock Overseas, Inc., a wholly-owned subsidiary of Snell & Wilcox Limited.

         Mr. Vogeley, the Company's Chief Technology Officer, is a founder of the Company and has been employed by it since its formation in 1987. From 1985 until the formation of the Company, Mr. Vogeley was Vice President of Bio-Systems Industries, Inc., a company that developed oculomotor products. From 1980 to 1985, he was employed by Hewlett-Packard Company in engineering, manufacturing and marketing capacities with the Disc Memory Division, Medical Products Division, and the Medical Products Group Headquarters. Mr. Vogeley has a bachelor's degree in Electrical Engineering with Distinction from Duke University.

Board and Committee Meetings

         Regular meetings of the Board of Directors are held quarterly, and additional meetings are held between regularly scheduled meetings as necessary. The Board of Directors held 12 meetings in 1997. All Directors attended 75% or more of all Board of Directors meetings and meetings of their respective committees.

Executive Officers

         The following table sets forth the names, ages and positions held by each of the Company's executive officers.

Name                            Age          Position
Angelo Guastaferro              65           Chairman of the Board
James H. Vogeley                40           Chief Technology Officer
Jerry W. Stubblefield           49           President, Chief Executive Officer
                                             and Chief Financial Officer

Background and Experience of Executive Officers

         For a review of Mr. Guastaferro's and Mr. Vogeley's background, please see " - Background and Experience of Directors" above.

         Mr. Stubblefield became President and Chief Executive Officer of the Company in June 1998, having served as Chief Financial Officer of the Company since February 1992. Prior to joining the Company in January 1992, he served as Chief Financial Officer of Trico USA, Inc. and Source Telecomputing, Inc., companies wholly or partially owned by a New York based capital investment firm, from July 1988 until September 1991. From August 1986 through June 1988 Mr. Stubblefield was Corporate Controller for QuesTech, Inc. Previously he has served as Controller of Dynamic Engineering, Inc., a QuesTech subsidiary, and Senior Staff Accountant for Rauch, Witt and Company, CPA's. He graduated in 1980 from Christopher Newport College, with degrees in Business Management and Accounting.

Executive Compensation

         The following table presents an overview of executive compensation awarded, earned, or paid during 1997, 1996 and 1995 to the Company's President and Chief Executive Officer, and the Company's other executive officers that earned in excess of $100,000 in 1997.


                       TABLE 1. SUMMARY COMPENSATION TABLE

                                                      Annual Compensation
                                                      -------------------         Securities
                                                                                  Underlying             All Other
Name and Principal Position                Year      Salary     Bonus ($)         Options (#)         Compensation ($)
---------------------------                ----      -------    ---------         -----------         ----------------
Angelo Guastaferro                         1997       171.000       --              10,000                2,248(2)
    President and Chief                    1996       176,823       --              25,000                   --
    Executive Officer (1)                  1995         --          --              25,000                   --
Jerry W. Stubblefield                      1997       134,500       --              17,500                7,380(2)
   Executive Vice President                1996       101,000       --               6,000                6,060(2)
   Chief Financial Officer (3)             1995       100,846       --              20,000                5,594(2)
John Malone                                1997       133,698                         --                 35,955(5)
   Vice President - Sales and              1996        17,308       --              60,000                   --
   Marketing (4)                           1995         --          --                --                     --

------------------
(1) Mr. Guastaferro retired from the Company on June 30, 1998, but will remain as a director and Chairman of the Board. Mr. Guastaferro became an employee of the Company in 1996, serving as a director since 1994 and Chairman since 1995.

(2) Includes the Company's matching contribution to its 401(k) retirement savings plan.

(3) In June 1998, Mr. Stubblefield was named President and Chief Executive Officer of the Company.

(4) Mr. Malone was employed by the Company from November 1996 until December 1997.

(5)      Relocation reimbursement.


         The table below sets forth information regarding stock option grants in 1997, all of which were granted pursuant to the Company's incentive stock option plan.


                   TABLE 2. OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realized Value
                                                                                            at Assumed Annual
                                         % of Total        Exercise                       Rates of Stock Price
                         Options      Options Granted      or Base                     Appreciation for Option Term($)
                         Granted      to Employees in       Price         Expiration   -------------------------------
Name                        (#)          Fiscal Year       ($/sh.)            Date           (5%)         (10%)
----                      ------       --------------      -------        ----------         ----         -----
Angelo Guastaferro         10,000          6.06%            $2.10          9/10/03          $4,971       $13,333
Jerry Stubblefield          5,000          3.03              4.10      1/16/03-1/16/04       5,886        14,382
                            7,500          4.55              2.10          9/10/03           3,728        10,000
                            5,000          3.03              1.07      7/01/03-1/01/04       3,254         5,789


         None of the executive officers exercised options in 1997.

Retirement Savings Plan

         The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code in which employees of the Company are eligible to participate. The plan permits employees to elect to invest not more than 15% of their qualified compensation (subject to a maximum imposed on highly-compensated employees each year by the Internal Revenue Code) on a tax-deferred basis in a fixed income fund, a balanced fund, an intermediate bond fund, a small company fund or an equity fund. Participants in the plan have matching Company contributions made to the plan on their behalf equal to 100% of their contributions not to exceed 6% of their base salary. The preceding Summary Compensation Table shows the value of Company contributions made to the plan with respect to the named executive officers in the column marked "All Other Compensation."

         In years when operational results warrant, the Company may make a discretionary profit sharing contribution, in addition to the 401(k) match. Participants must have worked a minimum of 1,000 hours and be employed on the last day of the year to receive profit sharing contributions. Contributions are also made to the accounts of participants who have retired, deceased, or become disabled during the plan year. Both the 401(k) match and the profit sharing contributions vest according to the following schedule:

                           Years of Service                   Vesting

                           0-2 Years                             0%
                           2 Years                              10%
                           3 Years                              40%
                           4 Years                              70%
                           5 Years                             100%

Compensation Committee Interlocks and Insider Participation

         No member of the Company's Compensation Committee was an officer or employee of the Company in 1997. During 1997, no executive officer of the Company served as a member of the compensation committee of another entity, nor did any executive officer of the Company serve as a director of another entity.

Compensation Committee Report

         The Compensation Committee ("Committee") reviews the salaries and incentive compensation of executive officers, including the President and Chief Executive Officer, and other key employees of the Company. The Committee makes recommendations to the Board of Directors concerning the adequacy of existing and proposed levels of compensation and benefits. The Committee is comprised of Messrs. Adams, Cortright and Morone. The Compensation Committee met twice in 1997.

         Compensation for contribution to the success of the Company is the cornerstone of the Company's executive compensation philosophy. Executive officers and other key employees are provided with the financial motivation to achieve higher profitability, and higher shareholder value. These annual and long-term incentives serve to focus executives on Company goals.

         The Company utilizes its incentive stock option plan to provide executives and other key employees with long-term incentives for Company growth and profitability. Employees are provided the option to purchase shares of

Company Common Stock at 100% of value on the date of grant for a specified period, which period is never longer than ten years. The Company expects to continue awarding stock option grants to key employees as motivation to improve Company and shareholder value. Table 2, as shown under "Executive Compensation," summarizes stock options granted to the named executive officers during 1997.


         Compensation adjustments to base salary for executives in 1997 were awarded based on individual performance, skill level and experience. The executive salaries initiated and/or adjusted in 1997 fell within the ranges established by the Compensation Committee based upon industry standards as recommended by William M. Mercer, Inc. in 1993.

         In an effort to improve the performance of the Company's management team, in 1996 the Committee voted to implement the Management Incentive Compensation Plan ("Management Plan"), effective for fiscal 1997, and has been continued for fiscal 1998. Under the Management Plan, participating employees are eligible for an annual bonus based upon the ability to meet or exceed goals established prior to the beginning of the fiscal year. A participant's bonus will be a percentage of base salary, and will be adjusted by a corporate multiplier to take into account the overall performance of the Company. Under the Management Plan, 25% of any bonus will be paid in Common Stock of the Company and the remaining 75% will be paid in cash. The Committee will establish the goals for the Company for the purpose of the corporate multiplier each year to be used in determining bonuses payable and will establish individual goals for the President and CEO. The President and CEO will recommend the corporate multiplier to be used each year. The Committee can change the corporate multiplier but cannot adjust the bonus percentage for participants. For fiscal 1997, the Company did not pay any bonuses under the Management Plan, as the Company did not achieve the performance required under the Management Plan.

         In summary, the Committee endeavors to provide competitive total compensation packages for the Company's employees, with compensation levels biased toward, and dependent upon, achievement of performance goals.

         The Board of Directors did not materially modify or reject any Committee action or recommendation.

                          Mr. Edgar Cortright, Chairman
                          Mr. Stephen Adams
                          Dr. Joseph Morone

     THE PRECEDING "COMPENSATION COMMITTEE REPORT" AND THE FOLLOWING "FIVE-YEAR SHAREHOLDER RETURN COMPARISON" SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

Five-Year Shareholder Return Comparison

         The following graph shows a comparison of cumulative, five-year shareholder return for the Company, the NASDAQ US Index, the S&P 500 and an index of peer companies selected by the Company. The Company has constructed an industry peer group that consists of the Company and the following companies:
Proxima Corporation and In Focus Systems, Inc. In developing the industry peer group index, the returns of these companies were weighted according to stock market capitalization at the beginning of each period for which a return is indicated.

                                    [GRAPH]

                     5 YEAR CUMULATIVE TOTAL RETURN SUMMARY

NVIEW CORP ($)       $100.00    $71.11   $151.11    $64.44    $60.00    $14.44
S&P 500 ($)          $100.00   $110.08   $111.53   $153.45   $188.68   $251.63
NASDAQ US ($)        $100.00   $114.80   $112.21   $158.70   $195.19   $239.53
PEER GROUP ONLY ($)  $100.00   $107.55   $231.63   $267.06   $158.65   $182.73


Directors' Compensation

         The Company pays all directors who are not employees of the Company $1,250 for each regular quarterly board meeting attended and $500 for each additional meeting attended (although there have been times when board members waived the fees associated with attendance at board or committee meetings).
Directors who are also employees of the Company receive no additional compensation for serving as directors. Directors receive payment of directors' fees in cash. Further, the Company reimburses its out-of-town directors for travel and reasonable out-of-pocket expenses in connection with their attendance at meetings of the board.

         In addition, in 1996 the Board of Directors adopted the 1996 Non-Employee Director Stock Option Plan ("Director Plan"), which was approved by shareholders at the 1996 Annual Meeting. Pursuant to the Director Plan, each director received an initial grant of an option to purchase 5,000 shares of Company Common Stock and will receive additional options to purchase 3,000 shares at each Annual Meeting of Shareholders commencing in 1997, provided the director is still a member of the Board after the meeting. All options granted under the Director Plan vest immediately and have an exercise price equal to the fair market value of the Company Common Stock on the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of stock of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the SEC and NASDAQ. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for 1997 were met in a timely manner by its directors, officers and greater than 10% beneficial owners.

               PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon recommendation of its Audit Committee, intends to appoint KPMG Peat Marwick LLP as the firm of independent certified public accountants to audit the financial statements of the Company for the year 1998 and the Board of Directors desires that such appointment be ratified by the shareholders. KPMG Peat Marwick LLP has audited the financial statements of the Company since the Company's organization in 1987. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to questions.

                             SUBMISSION OF PROPOSALS

         The next annual meeting of shareholders will be held on or about May 25, 1999. Any shareholder who wishes to submit a proposal for consideration at that meeting must submit the proposal in writing to Jerry Stubblefield, President and Chief Executive Officer, before December 31, 1998.


                                     GENERAL

         The Company's 1997 Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. The 1997 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY


                                            By Order of the Board of Directors



                                            Lu Ann Klevecz
                                            Secretary

June 16, 1998
                                nVIEW CORPORATION
                        Proxy Solicited on Behalf of the
                             Board of Directors for
                         Annual Meeting of Shareholders
                            to be Held July 16, 1998


         The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated June 16, 1998, hereby appoints Angelo Guastaferro, Stephen C. Adams and James H. Vogeley (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of nVIEW Corporation held of record by the undersigned on June 1, 1998, at the Annual Meeting of Shareholders to be held on July 16, 1998, and any adjournment thereof.

                             THE BOARD OF DIRECTORS
                             RECOMMENDS A VOTE "FOR"
                                PROPOSALS 1 AND 2

1.       ELECTION OF DIRECTORS
         FOR all nominees listed (except as indicated to the contrary)     |_|

         WITHHOLD AUTHORITY to vote for all nominees listed                |_|

                                    Stephen C. Adams
                                    Edgar M. Cortright
                                    Angelo Guastaferro
                                    Grant T. Hollett, Jr.
                                    Joseph G. Morone
                                    Barry D. Todd
                                    James H. Vogeley

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee's name on the line provided below.)

          ---------------------------------------------------

2. TO RATIFY the appointment by the Board of Directors of KPMG Peat Marwick as the Company's independent auditors for the year ending December 31, 1998.

         |_| FOR             |_|    AGAINST          |_|  ABSTAIN

3. IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

         This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1 and 2.


                                          Please sign your  name(s) exactly as
                                      they appear hereon.  If signer is a
                                      corporation, please sign the full
                                      corporate name by duly authorized officer.
                                      If any attorney, guardian, administrator, executor, or trustee, please give full title as such. If a limited liability company or partnership, sign in limited liability company or partnership name by authorized person.

                                      Date: __________________, 1998

                                      ------------------------------


                                      ------------------------------

                                      Please complete, date, sign and return
                                      this proxy promptly in the accompanying envelope.